As filed with the Securities and Exchange Commission on May 26, 2005.
                                                      Registration No. 333-62676

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                    WESTCORP
               (Exact name of issuer as specified in its charter)


               CALIFORNIA                                51-0308535
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

               23 PASTEUR                                   92618
           IRVINE, CALIFORNIA                            (Zip Code)
(Address of Principal Executive Offices)

                             -----------------------


                       WESTCORP 2001 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                                GUY DU BOSE, ESQ.
                       Vice President and General Counsel
                                    WESTCORP
                                   23 Pasteur
                            Irvine, California 92618
                     (Name and address of agent for service)
                                 (949) 727-1044
                     (Telephone number, including area code,
                              of agent for service)

                             -----------------------


  Approximate date of commencement of the proposed sale pursuant to the Plan:
               As soon after the effective date of Post-Effective
        Amendment No. 1 to the Registration Statement as options granted under the Plan are sought to be exercised.


                            -----------------------

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
                                 Amount            Maximum              Maximum           Amount of
  Title of Securities            to be          Offering Price         Aggregate        Registration
   to be Registered            Registered         Per Share         Offering Price           Fee
----------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value................ 3,000,000            $18.16           $54,480,000      $13,620(1)
----------------------------------------------------------------------------------------------------


--------

(1)     Previously paid upon the filing of the original registration statement.

                               TABLE OF CONTENTS


EXPLANATORY NOTE
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
   ITEM 8. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-5.1

                                EXPLANATORY NOTE



      Westcorp is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-62676, filed with the Securities and Exchange Commission on June 8, 2001 for the purpose of filing the Westcorp 2001 Stock Incentive Plan, which is an amendment and restatement of the Westcorp 2001 Stock Option Plan.



                                    PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8

Exhibits


        The exhibits filed as part of this Post-Effective Amendment No. 1 to the Registration Statement are as follows:




                                                              Exhibit
                                                         Reference Number
                                                         ----------------
Westcorp 2001 Stock Incentive Plan                              4.1

Opinion Regarding Legality of Securities                        5.1

Consent of Mitchell Silberberg & Knupp LLP (included           23.1
in its opinion contained in Exhibit 5.1)

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned thereto duly authorized, in the City of Irvine, State of California, on May 26, 2005.



                                       WESTCORP




                                       By: /s/ ERNEST S. RADY
                                          ---------------------------
                                          Ernest S. Rady, Chairman of the
                                          Board and Chief Executive Officer






Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.




            Signature                                 Title                     Date
            ---------                                 -----                     ----

/s/ ERNEST S. RADY                            Director and Chairman
--------------------------------                 of the Board                May 26, 2005
Ernest S. Rady                            (Principal Executive Officer)

/s/ JUDITH M. BARDWICK                              Director
--------------------------------                                             May 26, 2005
Judith M. Bardwick

/s/ ROBERT T. BARNUM                                Director
--------------------------------                                             May 26, 2005
Robert T. Barnum

/s/ JAMES R. DOWLAN                                 Director
--------------------------------                                             May 26, 2005
James R. Dowlan

                                                    Director
--------------------------------                                             May   , 2005
Duane A. Nelles

/s/ HERRY M. RADY                                   Director
--------------------------------                                             May 26, 2005
Herry M. Rady

/s/ CHARLES E. SCRIBNER                             Director
--------------------------------                                             May 26, 2005
Charles E. Scribner

/s/ THOMAS A. WOLFE                           Director and President         May 26, 2005
--------------------------------
Thomas A. Wolfe



/s/ ROBERT J. COSTANTINO                     Chief Financial Officer
--------------------------------           and Chief Operating Officer       May 26, 2005
Robert J. Costantino                        (Principal Financial and
                                               Accounting Officer)

                                INDEX TO EXHIBITS




Exhibit
  No.         Exhibit
-------       -------
4.1           Westcorp 2001 Stock Incentive Plan

5.1           Opinion Regarding Legality of Securities

23.1 Consent of Mitchell Silberberg & Knupp LLP (included in its opinion contained in Exhibit 5.1)